UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 9, 2017

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 9, 2017, Dick’s Sporting Goods, Inc. (the “Company”), Dick’s Merchandising & Supply Chain, Inc., and certain other subsidiaries of the Company entered into a Second Amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement, dated as of August 12, 2015 (as amended by the First Amendment thereto dated as of July 22, 2016, the “Existing Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”), by and among the Company, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other lenders party thereto. The Credit Agreement governs the Company’s senior secured credit facility.
Pursuant to the terms of the Amendment, the maturity date of the commitments and loans under the Existing Credit Agreement was extended to August 9, 2022.  Additionally, the aggregate commitments under the senior secured credit facility were increased by $250 million, to $1.25 billion, and the Existing Credit Agreement was further amended to provide for a $350 million uncommitted accordion.  The Amendment also modified certain terms and provisions of the Existing Credit Agreement, including reducing the excess availability threshold for springing cash dominion and monthly financial reporting, and modifying the thresholds for field exams and appraisals.
Other than as described above, the terms of the Credit Agreement are not materially different from those in the Existing Credit Agreement.
The Existing Credit Agreement is described in the Company’s Current Report on Form 8-K filed on August 18, 2015.
The foregoing description of the Amendment and the Credit Agreement is qualified in its entirety by reference to the full and complete terms contained in the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 15, 2017, the Company issued a press release announcing its results for the second fiscal quarter ended July 29, 2017 and certain other information that is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS

On August 10, 2017, the Board of Directors of Dick's Sporting Goods, Inc. authorized and declared a quarterly dividend in the amount of $0.17 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 29, 2017 to stockholders of record at the close of business on September 8, 2017.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description

10.1
Second Amendment to the Amended and Restated Credit Agreement, dated as of August 9, 2017, among Dick’s Sporting Goods, Inc. and Dick’s Merchandising & Supply Chain, Inc., as borrowers, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the lenders party thereto.

99.1	Press Release dated August 15, 2017 by Dick's Sporting Goods, Inc. furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: August 15, 2017	By:	/s/ LEE J. BELITSKY
	Name:	Lee J. Belitsky
	Title:	Executive Vice President – Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Second Amendment to the Amended and Restated Credit Agreement, dated as of August 9, 2017, among Dick’s Sporting Goods, Inc. and Dick’s Merchandising & Supply Chain, Inc., as borrowers, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the lenders party thereto.

99.1	Press Release dated August 15, 2017 by Dick's Sporting Goods, Inc. furnished herewith